Exhibit 99.(c)(2)

                         LEHMAN BROTHERS


                                               September 27, 1994


California Energy Company, Inc.
10831 Old Mill Road
Omaha, Nebraska  68154

Attention:  Mr. David L. Sokol
            Chairman, President and Chief Executive Officer

Dear David:

          This letter agreement (this "Agreement") will confirm the understanding and agreement between Lehman Brothers Inc.
("Lehman Brothers") and California Energy Company, Inc. (the
"Company" or "CEC"):

          1. The Company hereby engages Lehman Brothers to render financial advisory services to the Company concerning its acquisition of Magma Power Company
               ("Magma").

          2. Lehman Brothers hereby accepts the engagement and, in that connection, agrees to:

               (a) provide advisory services, in conjunction with Gleacher and Company ("Gleacher"), including general business and financial analysis, transaction feasibility analysis and pricing of the prospective acquisition of Magma; and

               (b) assist, in conjunction with Gleacher, in corporate capital planning for such acquisition, including the identification of commercial bank acquisition financing, and assist in the arrangement of such financing.

          3. For purposes of this Agreement, an "acquisition" of Magma shall mean any transaction or series or combination of transactions, other than in the ordinary course of business, whereby, directly or indirectly, control of a majority equity interest in Magma or any of its businesses or assets is transferred to the Company or any of its

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               affiliates for consideration, including, without
               limitation, a sale or exchange of capital stock or assets, a merger or consolidation, a tender or exchange offer, a leveraged buy-out, or any similar transaction.

          4. The term of Lehman Brothers' engagement hereunder shall extend from the date hereof until terminated as set forth below. Subject to the provisions of paragraphs 5 through 14, which shall survive any termination of this Agreement, either party may terminate Lehman Brothers' engagement hereunder at any time by giving the other party at least 10 days' prior written notice.

          5. As compensation for the services rendered by Lehman Brothers hereunder, the Company shall pay
               Lehman Brothers as follows:

               (a)  If an acquisition of Magma occurs either

                    (i)  during the term of Lehman Brothers
                         engagement hereunder, or

                    (ii) at any time during a period of six
                         months following the effective date of
                         termination of Lehman Brothers'
                         engagement hereunder

               then the Company shall pay to Lehman Brothers a financial advisory fee equal to $1,000,000, payable at the closing of such acquisition.

               (b) In conjunction with such acquisition, Lehman Brothers will also act as the lead arranger for the placement of any commercial bank financing necessary for the Company to complete the acquisition. In consideration thereof, the Company will pay Lehman Brothers a fee equal to one quarter of 1% (0.25%) of the total principal amount of any such commercial bank financing arranged by Lehman Brothers and Gleacher. Compensation which is payable pursuant to this subparagraph (b) shall be paid by the Company upon the closing of the acquisition; provided, however, that the aggregate compensation payable to Lehman Brothers under this Agreement shall not exceed $2,250,000.

          6.   The Company shall:


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               (a)  indemnify Lehman Brothers and hold it
                    harmless against any and all losses, claims, damages or liabilities to which Lehman Brothers may become subject arising in any manner out of or in connection with the rendering of services by Lehman Brothers hereunder, except to the extent it is finally judicially determined that such losses, claims, damages or liabilities resulted from the negligence or willful misconduct of Lehman Brothers; and

               (b) subject to the Company's right to assume Lehman's legal defense pursuant to the following paragraph, reimburse Lehman Brothers promptly for any legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuits, investigations, claims or other proceedings arising in any manner out of or in connection with the rendering of services by Lehman Brothers hereunder (including, without limitation, in connection with the enforcement of this Agreement and the indemnification obligations set forth herein); provided, however, that in the event a final judicial determination is made to the effect specified in subparagraph 6(a) above, Lehman Brothers will promptly remit to the Company any amounts reimbursed under this subparagraph 6(b); and provided further that, with respect to claims made after three years from the date hereof, Lehman brothers shall contribute $50,000 to the defense thereof.

               The Company agrees that the indemnification and reimbursement commitments set forth in this paragraph 6 shall apply whether or not Lehman Brothers is a formal party to any such lawsuits, claims or other proceedings and that such commitments shall extend upon the terms set forth in this paragraph to any controlling person, affiliate, director, officer, employee or agent of Lehman Brothers (each, with Lehman Brothers, an "Indemnified Person"). The Company further agrees that, without Lehman Brothers' prior written consent, which consent will not be unreasonably withheld, it will not enter into any settlement of a lawsuit, claim or other proceeding arising out

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               of the transactions contemplated by this Agreement
               unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all Indemnified Persons, except to the extent the claims not released relate to Lehman Brothers' negligence or willful misconduct.

               If indemnification is to be sought hereunder by an Indemnified Person, then such Indemnified Person shall notify the Company of the commencement of any action or proceeding in respect thereof; provided, however, that the failure so to notify the Company shall not relieve the Company of any liability that it may have to such Indemnified Person pursuant to this paragraph 6 except to the extent the Company has been prejudiced in any material respect by such failure or from any liability that it may have to such Indemnified Person other than pursuant to this paragraph 6. Notwithstanding the above, following such notification, the Company may elect in writing to assume the defense of such action or proceeding, and, upon such election, it shall not be liable for any legal costs subsequently incurred by such Indemnified Person (other than reasonable costs of investigation or providing evidence) in connection therewith, unless (i) the Company has failed to provide counsel reasonably satisfactory to such Indemnified Person in a timely manner, (ii) counsel which has been provided by the Company reasonably determines that its representation of such Indemnified Person would present it with a conflict of interest or (iii) outside counsel to the Indemnified Person provides a written opinion that there is a significant potential for a conflict of interest. In connection with any one action or proceeding, the Company shall not be responsible for the fees and expenses of more than one separate law firm in any one jurisdiction for all Indemnified Persons.

          7. The Company and Lehman Brothers agree that if any indemnification or reimbursement sought pursuant to the preceding paragraph 6 is judicially determined to be unavailable for a reason other than the negligence or willful misconduct of Lehman Brothers, then, whether or not Lehman Brothers is the Indemnified Person, the Company and Lehman Brothers shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is

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               held unavailable (i) in such proportion as is
               appropriate to reflect the relative benefits to the Company on the one hand, and Lehman Brothers on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Company on the one hand, and Lehman brothers on the other hand, as well as any other equitable considerations; provided, however, that in no event shall the amount to be contributed by Lehman Brothers pursuant to this paragraph exceed the amount of the fees actually received by Lehman Brothers hereunder.

          8. Except as contemplated by the terms hereof or as required by applicable law or pursuant to an order entered or subpoena issued by a court of competent jurisdiction, Lehman Brothers shall keep confidential all material non-public information provided to it by the Company, and shall not disclose such information to any third party, other than to such of its employees and advisors as Lehman Brothers determines to have a need to know.

          9. Except as required by applicable law, any advice to be provided by Lehman Brothers under this Agreement shall not be disclosed publicly or made available to third parties without the prior approval of Lehman Brothers, which approval shall not be unreasonably withheld, and accordingly such advice shall not be relied upon by any person or entity other than the Company.

          10. The Company agrees that Lehman Brothers has the right following the closing of an acquisition to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that Lehman Brothers will submit a copy of any such advertisements to the Company for its prior approval, which approval shall not be unreasonably withheld.

          11. The Company and Lehman Brothers each represent to the other that, except for Gleacher, there is no other person or entity that is entitled to a finder's fee or any type of brokerage commission

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               in connection with the transactions contemplated
               by this Agreement as a result of any agreement or understanding with it.

          12. Nothing in this Agreement, express or implied, is intended to confer or does confer on any person or entity other than the parties hereto or their respective successors and assigns, and to the extent expressly set forth herein, the Indemnified Persons, any rights or remedies under or by reason of this Agreement or as a result of the services to be rendered by Lehman Brothers hereunder. The Company further agrees that neither Lehman Brothers nor any of its controlling persons, affiliates, directors, officers, employees or agents shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company for any losses, claims, damages, liabilities or expenses arising out of or relating to this Agreement or the services to be rendered by Lehman Brothers hereunder, except to the extent it is finally judicially determined that such losses, claims, damages, liabilities or expenses resulted from the negligence or willful misconduct of Lehman Brothers.

          13. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

          14. This Agreement may not be amended or modified except in writing signed by each of the parties and shall be governed by and construed and enforced in accordance with the laws of the State of New York. Any right to trial by jury with respect to any lawsuit, claim or other proceeding arising out of or relating to this Agreement or the services to be rendered by Lehman Brothers hereunder is expressly and irrevocably waived.

          If the foregoing correctly sets forth the understanding and agreement between Lehman Brothers and the Company, please so indicate in the space provided for that purpose below, whereupon

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this letter shall constitute a binding agreement as of the date hereof.

                              LEHMAN BROTHERS INC.



                              By: /s/ Joseph G. Sauvage
                                 ----------------------
                                 Managing Director


AGREED:

CALIFORNIA ENERGY COMPANY, INC.


By: /s/ David L. Sokol
   -------------------
Name: David L. Sokol
Title: Chairman, President and
       Chief Executive Officer



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